UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 1, 2004

iGATE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive Suite 500 Pittsburgh, PA	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 503-1131

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 1, 2004, iGate Corporation and its subsidiary iGate Mastech Inc. entered into an Employment Agreement Amendment (the “Amendment”) with Mr. Steven Shangold amending that certain Employment Agreement dated November 22, 2000 by and among iGate Mastech Inc., formerly known as Emplifi, Inc. (the “Company”), iGate Corporation, formally known as iGate Capital Corporation (the “Parent”) and Mr. Steven J. Shangold.

The Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, sets forth the compensation payable to Mr. Shangold by voiding Schedule “A” and replacing it with a new Schedule “A”. Under the Amended Agreement, Mr. Shangold’s base salary remains at $150,000 and he continues to be eligible for an annual bonus of $350,000 based on achieving 100% of the agreed upon incentive goals. The Amendment provides Mr. Shangold with a severance package in the event he is terminated “without cause” equal to $150,000 paid over a twelve (12) month period (the “Severance Period”) and continues his coverage under the Company’s health, dental, vision and life insurance plans during the Severance Period. Under the terms of the Amendment, Mr. Shangold was granted 80,000 Restricted Shares of Common Stock in the Parent on October 1, 2004, which shares vest in equal quarterly installments over a two year period, commencing on January 1, 2005. In addition, Mr. Shangold received non-qualified stock options to purchase 120,000 shares of Common Stock pursuant to the Parent’s Second Amended and Restated 1996 Stock Incentive Plan and Executive’s Stock Option Agreement. The grant date of the options was October 1, 2004 and the exercise price was $3.68. The options vest in equal quarterly installments over a four year period commencing on January 1, 2007.

ITEM 9.01. FINANANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Employment Agreement Amendment dated October 1, 2004 by and among iGate Mastech Inc., iGate Corporation and Steven J. Shangold.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

Date: October 6, 2004	/s/ MICHAEL ZUGAY
Michael Zugay Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
10.1	Employment Agreement Amendment dated as of October 1, 2004 by and among iGate Mastech Inc., iGate Corporation and Steven J. Shangold.